CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statement file Numbers 333-33602, 333-34028 and 333-34026.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Los Angeles, California
June 29, 2000